Exhibit 10.3


                     PARTICIPATION AGREEMENT

                           RELATING TO

          CWEI NORTH LOUISIANA HOSSTON/COTTON VALLEY II

     This PARTICIPATION AGREEMENT (this "Agreement") is made and entered into as of October 2, 2006 (the "Effective Date"), by and among the Parties (as defined below).

     FOR AND IN CONSIDERATION OF the mutual covenants, rights, and obligations set forth in this Agreement, the benefits to be derived from them, and other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the Parties agree as follows:

                            ARTICLE I
                           DEFINITIONS

     1.01 Certain Definitions

     .   As used in this Agreement, the following terms have  the
following meanings:

          "Acquisition Costs" means (i) with respect to any Designated Property relating to a Lease that was owned by CWEI prior to the date such property became subject to this Agreement, the fair market value of the portion of such Lease that is attributable to such Designated Property as of the date it became subject to this Agreement, and (ii) with respect to any Designated Property relating to a Lease that was acquired by CWEI on or after the date such Designated Property became subject to this Agreement, the portion of the costs of acquiring such Lease (including, without limitation, direct costs of seismic data and interpretation, lease broker services, title examinations, filing fees, and recording costs) that is attributable to the Designated Property.

          "Affiliate" means, when used with reference to a specified Person, (a) any Person directly or indirectly owning, controlling or holding power to vote 50% or more of the outstanding voting securities of the specified Person,
     (b) any Person 50% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the specified Person, (c) any Person directly or indirectly controlling, controlled by or under common control with the specified Person, (d) if the specified Person is a corporation, any officer or director of the specified Person or of any corporation directly or indirectly controlling that specified Person, (e) if the specified Person is a partnership, any general partner or if the general partner is a partnership, the general partners of that partnership, and (f) if the specified Person is an individual, such individual's spouse and natural and adoptive lineal descendants and trusts for the benefit of any such Persons. For purposes of this definition, the ability through share ownership or contractual arrangement to elect or cause the election of a majority of the board of directors of a corporation shall constitute "control."

          "Agreed Rate" means 4.62 % per annum.

          "Agreement" means this Participation Agreement, as amended or restated from time to time.

          "Area  of Interest" means the area described in Exhibit
     B, as such may amended from time to time by CWEI.

          "Capital Account" has the meaning set forth in  Section
     5.03.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Contribution  Date"  has  the  meaning  set  forth  in
     Section 5.04(b).

          "Contribution  Notice" has the  meaning  set  forth  in
     Section 5.04(b).

          "CWEI" means Clayton Williams Energy, Inc., a Delaware corporation.

          "CWEI  Counsel"  has the meaning set forth  in  Section
     8.12.

          "Designated Property" means an undivided 5% of CWEI's interests in the Wells.

          "Event  of  Forfeiture" has the meaning  set  forth  in
     Section 4.04.

          "Indemnified  Person"  has the  meaning  set  forth  in
     Section 8.11.

          "Interest" means an interest in Designated Property under this Agreement. The number of Interests owned by each Participant and the total number of Interests in this Agreement are set forth on Exhibit A, as amended from time to time.

          "Lease" means a lease, mineral interest, royalty or overriding royalty, fee right, mineral servitude, license, concession or other right covering oil, gas and related hydrocarbons (or a contractual right to acquire such an interest) or an undivided interest therein or portion thereof, together with all appurtenances, easements, permits, licenses, servitudes and rights-of-way situated upon or used or held for future use in connection with such an interest or the exploration, development or production thereof, in each case, in the Area of Interest. A "Lease" shall also mean and include all rights and interests in all lands and interests unitized or pooled therewith pursuant to any law, rule, regulation or agreement.

          "Majority  in  Interest"  means  a  majority   of   the
     Interests held by all Participants.

          "Non-Contributing Party" has the meaning set  forth  in
     Section 5.04(c).

          "Operating Agreement" means an agreement between the operator and non-operating interest owners in a Lease for the testing, development and operation of a tract of land or Lease for the exploration and development of oil, gas, minerals or hydrocarbons.

          "Party" means CWEI or any Participant.

          "Participant" means each Person listed as such on Exhibit A.

          "Payout" means the earliest calendar month during which CWEI shall have received cumulative cash proceeds relating to all Designated Property (but only taking into account proceeds received with respect to a Designated Property after such Designated Property became subject to this Agreement) in an aggregate amount equal to the sum of (i) the Acquisition Costs, Well Costs and other expenses incurred by CWEI relating to the Designated Property, plus
     (ii) an annual internal rate of return on such costs equal to the Agreed Rate. For this purpose, each proceed and expense shall be deemed to have been made on the last day of the month during which it was received or made.

          "Person" means an individual, corporation, partnership, limited partnership, limited liability company, business trust or other legal entity.

          "Regulations" mean the regulations promulgated by the United States Department of Treasury pursuant to the Code. All references herein to sections of the Treasury Regulations shall include corresponding provision or provisions of succeeding, similar, substitute, temporary or final Treasury Regulations.

          "Tax Partnership" means the relationship (constituting a tax partnership for federal and applicable state law tax purposes) between the Parties existing pursuant to this Agreement.

          "Transfer" means any sale, transfer, assignment, pledge, encumbrance, hypothecation, gift or disposition of an Interest in whole or in part, or any rights or benefits to which a holder of an Interest may be entitled as provided in this Agreement, including, without limitation, the right to receive distributions in cash or in kind.

          "Well" means a well in which CWEI holds a Working Interest derived from its ownership of one or more Leases in the Area of Interest, as determined in accordance with
     Section 8.16. The name and location of each "Well" is shown on Exhibit C, as amended from time to time by CWEI.

          "Well Costs" means CWEI's share of costs pursuant to any Operating Agreement for the drilling, completing, equipping, deepening or sidetracking a Well, including, without limitation: (i) the costs of surveying and staking the Well, the costs of any surface damages and the costs of clearing, coring, testing, logging and evaluating the Well;
     (ii) the costs of casing, cement and cement services for the Well; (iii) the cost of plugging and abandoning the Well (including standard and customary remediation activities associated therewith), if it is determined that the Well would not produce in commercial quantities and should be abandoned; (iv) all direct charges and overhead chargeable to CWEI with respect to the Well under any applicable Operating Agreement until such time as all operations are carried out as required by applicable regulations and sound engineering practices to make such Well ready for production, including the installation and testing of wellhead equipment, or to plug and abandon a dry hole;
     (v) all costs incurred by CWEI in recompleting or plugging back any Well; (vi) all costs incurred by CWEI in reworking any Well if the rework is covered by an authority for expenditure under the applicable Operating Agreement; (vii) all costs incurred by CWEI in locating, drilling, completing, equipping, deepening or sidetracking any enhanced recovery producer or injector Well (including the costs of all necessary surface equipment such as steam generators, compressors, water treating facilities, injection pumps, flow lines and steam lines); and (viii) the costs of constructing production facilities, pipelines and other facilities necessary to develop property acquired pursuant to the terms hereof and produce, collect, store, treat, deliver, market, sell or otherwise dispose of oil, gas and other hydrocarbons and minerals therefrom; provided, that Well Costs shall not include any Acquisition Costs.

          "Working Interest" means an operating interest in a Lease that permits CWEI to explore, develop and produce one or more properties in the Area of Interest and bear its percentage of the costs and expenses relating to the maintenance and development of and operations relating to such properties.

     1.02 Construction

..  Whenever the context requires, the gender of all words used in
this Agreement includes the masculine, feminine and neuter.   All
references to Articles and Sections refer to articles and sections of this Agreement, and all references to exhibits are to Exhibits attached to this Agreement, each of which is made a part of this Agreement for all purposes.

                           ARTICLE II
                   RELATIONSHIP OF THE PARTIES

     2.01 Formation of Tax Partnership; No Partnership for any Other
Purpose

..   This Agreement and its attachments are not intended and shall not be construed to create a joint venture or other partnership (general, limited, or otherwise) or association or to render the Parties hereto liable as partners. Each of the Parties hereto hereby agrees that this Agreement creates a partnership for United States federal and State income tax purposes only, which Tax Partnership shall be deemed to own the Designated Property and shall function and exist as set forth in Exhibit D attached hereto, which is hereby incorporated by reference for all purposes of this Agreement. Furthermore, each of the Parties agrees that it shall not make an election for the Tax Partnership to be excluded from the application of the provisions of Subchapter K of Chapter 1 of Subtitle A of the Code ("Subchapter K") or any similar provisions of applicable state law; provided,
however,  that  each  Participant  acknowledges  that  CWEI   may
currently be, or may become in the future, party to an Operating Agreement relating to one or more of the Leases and/or Wells that requires each party thereto to make an election to be excluded from the application of the provisions of Subchapter K and authorizes CWEI to make such elections in the future on behalf of the Tax Partnership (as an entity) if necessary to comply with the applicable Operating Agreement.

     2.02 Purpose

..   The  purpose for which this Agreement is being entered is  to further align the interests of the Participants with those of CWEI by permitting the Participants to participate with CWEI in the CWEI oil and gas production (if any) developed, directly or indirectly, by CWEI and the Participants.

     2.03 Term

..   This  Agreement  shall  commence on the  Effective  Date  and continue  in  effect until terminated in accordance with  Section
7.01.

                           ARTICLE III
                 MANAGEMENT OF LEASES AND WELLS

     3.01 Authority of CWEI

..   CWEI shall have the full and exclusive power and authority to do any and all things necessary, incidental, proper, advisable or convenient for the furtherance of developing the Leases and Wells on behalf of the Tax Partnership, including without limitation:

     (a) to determine whether to acquire, hold, develop or produce properties and other assets and whether, when and on what terms to farm-out, sell, promote or otherwise transfer any particular prospect, or any interest therein;

(b) to make all decisions concerning the desirability of payment, and the payment or supervision of payment, of all delay rentals, shut-in royalty payments, minimum royalty payments and any other similar or related payments;
(c) to drill, complete, control, rework, side-track, redrill, recomplete, produce, plug and/or abandon any or all of the Wells;
(d) to form and participate in partnerships, joint ventures or other relationships that it deems desirable;
(e) to make any expenditures and incur any obligations it deems appropriate;
(f) to acquire (including, without limitation, to purchase at premium prices when deemed appropriate by CWEI), exchange, sell, lease, or dispose of any or all Designated Property;
(g) to negotiate, execute, deliver and perform any contracts, conveyances or other instruments which it considers appropriate for the implementation of its powers under this Agreement, including, without limitation, Operating Agreements, unit Operating Agreements and joint development agreements, and the right to make any and all elections that are required or necessary under the terms of any agreements;
(h) to borrow money, incur indebtedness or make guaranties and to secure the same by mortgages, deeds of trust, security interests, pledges or other liens or encumbrances on all or any part of the Designated Property;
(i) to acquire and maintain such insurance, if any, for the benefit of the Parties as it deems appropriate; and
(j) to construct pipelines, drilling and production platforms and facilities, gas plants, processing plants and other facilities incidental to the development of the Area of Interest and the production and marketing of oil and gas therefrom.
(k) to execute and deliver division orders and transfer orders upon such terms and conditions and containing such provisions as CWEI may consider appropriate; and
(l) to control any matters affecting the Designated Property including the conduct of litigation and other incurring of legal expenses and the settlement of claims in litigation; provided, that, CWEI shall not be authorized to settle any claims for which any Participant has, or may have, any individual liability without the Participant's prior written consent.
     3.02 Duties and Services of CWEI

          . CWEI shall devote such time and effort to the development of the Leases and Wells as it shall deem appropriate. The Parties acknowledge and agree that neither CWEI nor any Affiliate thereof nor any of their respective officers, directors, employees or agents shall be required to devote full time to the development of the Leases and Wells and may from time to time engage in and possess interests in other business ventures of any and every type and description, independently or with others, including without limitation, the ownership, acquisition, exploration, development, operation and management of oil and gas properties and oil and gas drilling programs, and that no Participant shall by virtue of this Agreement have any right, title, interest or expectancy in or to such activities or ventures.

     3.03 Operating Agreements

          . CWEI shall use its reasonable efforts to enter into, and act in accordance with the provisions of, all applicable Operating Agreements relating to any Lease or Well. Following termination of this Agreement, each Party agrees to become a party to all Operating Agreements in which CWEI serves as operator, and further agrees to use its reasonable efforts to become a party to all other applicable Operating Agreements. To the extent any Party for any reason does not become a party to an applicable Operating Agreement, such Party agrees to use its reasonable efforts to act in accordance with the provisions of such Operating Agreement as if it were a party to such Operating Agreement.

                           ARTICLE IV
          ACCESS TO INFORMATION; TRANSFER RESTRICTIONS

     4.01 Access to Information

.. A Participant, on written request to CWEI stating the purpose, may examine and copy, at any reasonable time, for any proper purpose, and at the expense of the Participant, any information regarding the business affairs and financial condition of any Designated Property as is just and reasonable for the Participant to examine and copy. Information provided to or obtained by a Participant relating to Designated Property shall be used by such Participant solely in furtherance of his or her interests
hereunder   and  shall  not  be  used  for  any  other   purpose.
Participants shall maintain the confidentiality of all such information and shall not disclose such information to any other
Person.    If  a  Participant  receives  a  request  to  disclose
information relating to the Designated Property or this Agreement under the terms of a subpoena, investigative demand or order issued by a court or governmental agency, the Participant shall promptly notify CWEI of the existence, terms and circumstances surrounding such request, so that CWEI may seek a protective order or confidential treatment of such information.

     4.02 Transfer Restrictions

..   Except  as  provided  in Section 4.03, no  Participant  shall
Transfer  his or her Interests without the prior written  consent
of  CWEI.   Any  attempted Transfer in violation of this  Section
4.02 shall be null and void, and CWEI shall refuse to recognize any such Transfer.

     4.03 Permitted Transfers; Status as Assignee

          . A Participant may Transfer all or any portion of his or her Interests to his or her spouse, parents or natural or adoptive lineal descendants, or to one or more trusts or partnerships established exclusively for the benefit of his or her spouse, parents or natural or adoptive lineal descendants; provided, that any such permitted assignee shall receive and hold such rights subject to the provisions of this Agreement, including, without limitation, the provisions of this ARTICLE IV, and as a condition to such Transfer, shall execute and deliver a written agreement with the Parties agreeing to be bound hereby. A Participant intending to Transfer Interests pursuant to this
Section 4.03 shall provide at least 10 days prior written notice of such proposed transfer to CWEI.

     4.04 Forfeiture of Interests

          . A Participant shall forfeit any and/or all of his or her Interests held by such Participant if such Participant admits or enters a plea of no contest to or is convicted of a felony or misdemeanor offense against CWEI or any of its Affiliates ("Event of Forfeiture").

     4.05 Specific Performance

.. The parties agree that each Party would be irreparably damaged if any of the provisions of this ARTICLE IV are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which they may be entitled, at law or in equity, CWEI and any nondefaulting Participant shall be entitled to injunctive relief to prevent breaches of the provisions of this ARTICLE IV and specifically to enforce the terms and provisions hereof in any action instituted in any court of competent jurisdiction.

                            ARTICLE V
             SHARING, ALLOCATIONS AND DISTRIBUTIONS

     5.01 Allocation of Costs and Expenses

..   All costs and expenses, including Acquisition Costs and  Well
Costs, relating to the Designated Property shall be shared as follows: (i) 100% to CWEI before Payout and (ii) 1% to CWEI and 99% to the Participants after Payout, apportioned among the Participants in proportion to the percentages listed on Exhibit A attached hereto.

     5.02 Allocation of Revenues

..   All  revenues  relating to the Designated Property  shall  be allocated as follows: (i) 100% to CWEI before Payout and (ii) 1% to CWEI and 99% to the Participants after Payout, apportioned among the Participants in proportion to the percentages listed on Exhibit A attached hereto.

     5.03 Allocations for Capital Account and Tax Purposes

..   An individual capital account (a "Capital Account") shall  be established  and maintained for each Participant as  provided  in
Exhibit  D.   Subject to Section 7.02(c), all  items  of  income,
gain, deduction, loss, credit and amount realized shall be allocated to the Parties in accordance with the provisions of Exhibit D.

     5.04

Funding of Costs and Expenses

..

     (a) The Parties agree to pay timely the costs and expenses allocated and charged to them pursuant to Section 5.01 and elsewhere herein.

(b) To the extent that costs and expenses are allocated and charged to Participants pursuant to Section 5.01 and elsewhere in this Agreement, and not retained by CWEI from a distribution to Participants pursuant to Section 5.05, CWEI shall send written notice to the Participants (a "Contribution Notice") setting forth (i) the date on which such additional funds shall be payable (the "Contribution Date"), which date shall be not less than 10 days after the date of the Contribution Notice, and (ii) the total amount of funds required to be paid by each Participant pursuant to this Section 5.04. The funds required of each Participant shall be in proportion to the number of Interests held by such Participant.
(c) If a Participant does not pay timely the costs and expenses allocated and charged to such Participant (a "Non-Contributing Party") at the time or in the manner provided in the Contribution Notice, CWEI, in its sole discretion, may pay the costs and expenses that the Non-Contributing Party failed to pay within 20 days after the Contribution Notice, in which case the Non-Contributing Party, without further action on his or her part, shall be deemed to have assigned to CWEI the economic rights to the Interests held by the Non-Contributing Party pursuant to this Agreement, and CWEI, as the assignee of the Non-Contributing Party and the holder of such Interests, shall be entitled to receive all allocations of income, gain, loss, deduction, credit or similar items, and all distributions, to which the Non-Contributing Party would otherwise be entitled from and after the Contribution Date. CWEI shall hold such Interests attributable to the Non-Contributing Party until such time as CWEI, as the holder of such Interests, shall have received distributions pursuant to Section 5.05 in an aggregate amount equal to 200% of the additional funds paid by CWEI pursuant to this Section 5.04(c), whereupon CWEI, without further action on its part, shall be deemed to have re-assigned the economic rights to such Interests to the Non-Contributing Party. CWEI may use the power of attorney set forth in Section 8.13 to reflect any assignment pursuant to this Section 5.04(c). Furthermore, a Non-Contributing Party shall indemnify and hold harmless each other Party to the fullest extent permitted by law, from and against the costs and expenses that the Non-Contributing Party failed to pay, including any losses, costs, liabilities, damages, and expenses (including, without limitation, costs of suit and attorneys' fees) paid or incurred in attempting to collect the costs that the Non-Contributing Party failed to pay.
     5.05 Distributions of Revenues

..   Subject  to  Section 5.04(c), all revenues  relating  to  the
Designated Property shall be distributed to the Party to whom such revenues are allocated pursuant to Section 5.02; provided, however, that CWEI shall, in lieu of issuing Contribution
Notices, be entitled to retain from any distribution to any Participant an amount necessary to discharge the costs and expenses allocated to such Participant pursuant to Section 5.01 that remains unpaid; provided, further, that if Payout would occur as a result of a distribution of cash funds to CWEI, such distribution shall be deemed to constitute two distributions:
(i) the first distribution shall consist of the amount of cash funds necessary to cause Payout to occur, and (ii) the second distribution shall consist of the balance of the funds then distributed.

     5.06 Withholding Taxes

..   CWEI  shall  at all times be entitled (but not obligated)  to make payments required to discharge any obligation of CWEI to withhold or make payments to any governmental authority with respect to any federal, state or local tax liability of any
Participant for such taxes arising out of such Participant's interest in the Designated Property. The amount of each such payment made by CWEI with respect to any Participant shall be
deducted  from  any  distributions  otherwise  payable  to   such
Participant   pursuant   to   this  Agreement.    Notwithstanding
anything contained in this Agreement to the contrary, in the event CWEI fails to withhold any federal, state or local taxes in respect of any Participant when required to do so (including as a result of any change in law or interpretation thereof or
otherwise)   any  liability  incurred  by  CWEI  (including   any
interest and penalties) as a result of such failure shall be borne by such Participant (and charged to such Participant's Capital Account), and such Participant shall indemnify and hold harmless CWEI from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever related to such withholding obligation.

                           ARTICLE VI
                        BOOKS AND RECORDS

     6.01 Maintenance of Books and Records

..   The  books  of  account  for the  Tax  Partnership  shall  be maintained on an accrual basis in accordance with the terms of this Agreement, except that the Capital Accounts of the Parties shall be maintained in accordance with Exhibit D. The accounting year of the Tax Partnership shall be the calendar year.

                           ARTICLE VII
                           TERMINATION

     7.01 Termination

..   This  Agreement shall terminate on the first to occur of  the following:

     (a)  the third anniversary of Payout;

      (b) the election of CWEI, in its sole discretion, to terminate this Agreement.


     7.02 Distributions upon Termination

..   Upon termination of this Agreement, CWEI shall distribute all
Designated Property (or proceeds therefrom) to the Parties as follows:

     (a) CWEI may sell any or all Designated Property and other assets, including to Parties, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Parties in accordance with Section 7.02(c);

(b) With respect to all Designated Property that has not been sold, the fair market value of such Designated Property shall be determined by CWEI and any unrealized income, gain, loss, and deduction inherent in such property that has not been reflected in the Capital Accounts of the Parties previously shall be allocated among the Parties in accordance with Section 7.02(c);
(c) All items of income, gain, loss and deduction referred to in Sections 7.02(a) and (b) shall be allocated among the Parties in such a manner as to cause, to the maximum extent possible, the positive Capital Account balance of each Party to equal the distribution such Party would receive if the distributions upon liquidation of the proceeds described in Section 7.02(a) and proceeds equal in amount to the fair market value of property described in Section 7.02(d) were made in accordance with Section
5.05 of this Agreement;
(d) Designated Property (and proceeds therefrom) shall then be distributed among the Parties in accordance with the positive Capital Account balances of the Parties, as determined after taking into account all Capital Account adjustments for the taxable year of the Tax Partnership during which the termination of this Agreement occurs (other than those made by reason of distributions pursuant to this clause (d)), and those distributions shall be made by the end of the taxable year of the Tax Partnership during which the termination of this Agreement occurs (or, if later, 90 days after the date of the liquidation);
(e) It is intended that the distributions made to each Party pursuant to this Section 7.02 be equal to the distributions to which such Party would be entitled if liquidating distributions were made in accordance with Section 5.05 of this Agreement. To the extent the Parties' positive Capital Account balances after application of Section 7.02(c) do not correspond to the amounts of such intended distributions, the allocations provided for in Exhibit D for the taxable year in which the liquidation occurs shall be adjusted, to the maximum extent possible, to produce Capital Account balances which correspond to the amount of such intended distributions.
All distributions in kind to the Participants shall be made subject to the liability of each distributee for his, her or its allocable share of costs, expenses and liabilities previously incurred or for which CWEI has committed prior to the date of termination and those costs, expenses and liabilities shall be allocated to the distributee under this Section 7.02. The distribution of cash or property to a Participant in accordance with the provisions of this Section 7.02 constitutes a complete distribution to the Participant of his, her or its Interests and all the Designated Property and other assets and constitutes a compromise to which all Parties have consented. To the extent that a Participant returns funds to CWEI, it has no claim against any other Party for those funds.

     7.03 Termination

..  On  completion  of the distribution of Partnership  assets  as
provided  in  this  Agreement,  the  Tax  Partnership  shall   be
considered terminated.

                          ARTICLE VIII
                       GENERAL PROVISIONS

     8.01 Offset

..   Whenever  CWEI  is  to pay any sum to  any  Participant,  any
amounts that Participant owes CWEI or its Affiliates may be deducted from that sum before payment.

     8.02 Notices

..   All notices, requests or consents required or permitted to be given under this Agreement must be in writing and shall be considered as properly given if mailed by first class United States mail, postage paid, and registered or certified with return receipt requested, or if delivered to the recipient in
person,  by  courier  or  by  facsimile  transmission.   Notices,
requests  and  consents shall be sent to  a  Participant  at  the
address  shown  on  its  Signature  Page  for  Participants.    A
Participant  may change its address by giving written  notice  to
CWEI.   Any notice, request or consent to CWEI shall be  sent  to
CWEI at its principal place of business, to the attention of Patti Hollums.

     8.03 Entire Agreement

.. This Agreement constitutes the entire agreement of the Parties relating to the Tax Partnership and the Designated Property, and
supersedes  all  prior  contracts  or  agreements  with   respect
thereto, whether oral or written.

     8.04 Effect of Waiver or Consent

..   A  waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to this Agreement. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to this Agreement, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute of limitations period has run.

     8.05 Amendment or Modification

          .

     (a) Except as otherwise provided in this Section 8.05, any amendment to this Agreement must be proposed by CWEI and approved in writing by CWEI and at least a Majority in Interest of the Participants within 90 days of its proposal to be effective.

(b) CWEI may amend this Agreement without the consent of any Participant (i) to remove or correct any inconsistency, ambiguity or error contained herein, provided that such amendment does not materially and adversely affect the Participants, (ii) to reflect any Transfer or forfeiture of Interests pursuant to Sections 4.03 and 4.04 , (iii) to amend Exhibit B from time to time to amend the Area of Interest, or (iv) to amend Exhibit C from time to time to add additional Wells to become subject to this Agreement.
     (c) Upon publication of final regulations in the Federal Register (or other official pronouncement), CWEI shall have the authority, without any requirement for consent by any Participant, to amend this Agreement to the extent CWEI determines, in its sole discretion, is necessary (a) to provide for the making and filing of any available election to obtain the benefits of a safe harbor corresponding to that described under proposed U.S. Treasury Regulations section 1.83-3(1) (or any similar provision) under which the fair market value of an interest that is transferred in connection with the performance of services is treated as being equal to the liquidation value of that interest, and (b) to reflect the agreement of, and the requirement that, the Tax Partnership and all of the Parties comply with all of the requirements set forth in such regulations and Notice 2005-43 (and any other guidance to a substantially similar effect provided by the IRS with respect to such election) with respect to all interests transferred in connection with the performance of services while the election remains effective.

     8.06 Binding Effect

..   Subject  to the restrictions on Transfers set forth  in  this
Agreement, this Agreement is binding on and inures to the benefit of the Parties and their respective successors and assigns.

     8.07 Governing Law; Severability

..   THIS  AGREEMENT  IS  GOVERNED BY AND SHALL  BE  CONSTRUED  IN
ACCORDANCE  WITH  THE  LAW OF THE STATE OF TEXAS,  EXCLUDING  ANY
CONFLICT  OF  LAWS  RULE  OR  PRINCIPLE  THAT  MIGHT  REFER   THE
GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. If any provision of this Agreement or its application to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and
the   application   of  that  provision  to  other   Persons   or
circumstances shall not be affected and that provision shall be enforced to the fullest extent permitted by law.

     8.08 Further Assurances

..   In  connection  with  this  Agreement  and  the  transactions contemplated by it, each Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

     8.09 Waiver of Certain Rights

..   Except  for CWEI, each Party irrevocably waives any right  it may have to maintain any action for partition of the property of the Tax Partnership.

     8.10 Insurance

          . CWEI may purchase and maintain insurance or enter into other arrangements on behalf of a Participant against any liability asserted against the Participant and incurred by the Participant in that capacity or arising out of this Agreement. In the absence of actual fraud, the judgment of CWEI as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other Person participating in an arrangement shall be conclusive, and the insurance or other arrangement shall not be voidable and shall not subject CWEI approving the insurance or other arrangement to liability, on any ground, regardless of whether CWEI will be a beneficiary.

     8.11 Indemnification

          .

     (a) CWEI agrees to indemnify and hold harmless the Participants (each, an "Indemnified Person") to the fullest extent permitted by law, from and against all losses, costs, liabilities, damages, and expenses (including, without limitation, costs of suit and attorneys' fees) paid or incurred in connection with or resulting from any and all claims, actions or demands against such Indemnified Person that arise out of or in any way relate to or are incidental to the Tax Partnership, the Designated Property or
the  business or affairs of the Tax Partnership that occurs prior to the termination of this Agreement; provided, however, that this indemnity shall not extend to (i) any bad faith, willful misconduct, or gross negligence of such Indemnified Person, or
(ii) the failure of such Indemnified Person to perform any of its obligations under this Agreement, including without limitation
obligations  set  forth in Sections 5.01, 5.04,  and  5.06.   THE
PARTIES INTEND THAT THE INDEMNIFIED PERSONS BE INDEMNIFIED PURSUANT TO THIS AGREEMENT FROM LIABILITY FOR THEIR OWN SOLE, PARTIAL OR CONCURRENT NEGLIGENCE.

(b) The indemnification rights contained in this Section 8.11 shall be cumulative of and in addition to any and all other rights, remedies and recourses to which any Indemnified Person or their respective heirs, personal representatives, successors and assigns shall be entitled, whether pursuant to some other provisions of this Agreement, at law or in equity.
(c) CWEI shall advance to any Indemnified Person all reasonable fees, costs and expenses (including attorneys' fees and related costs), of defending any claim, action or demand that arises out of or in any way relates to or is incidental to the Tax Partnership, the Designated Property, business or affairs of the Tax Partnership that occurs during any period in which such Indemnified Person is an employee of CWEI; provided, that such Indemnified Person agrees in writing to repay to the Tax Partnership all such advances in the event that it is finally determined that such Indemnified Person is not entitled to indemnification hereunder with respect to such claim, action or demand.
     8.12 CWEI Counsel

          . CWEI has selected Vinson & Elkins L.L.P. ("CWEI Counsel") as legal counsel to it with respect to this Agreement. Each Participant acknowledges that CWEI Counsel does not represent such Participant, and that CWEI Counsel shall owe no duties directly to such Participant. Each Participant further acknowledges that, whether or not CWEI Counsel has in the past represented or is currently representing such Participant with respect to other matters, CWEI Counsel has not advised or represented the interests of any Participant in the negotiation, preparation, execution, delivery and performance of this Agreement.

     8.13 Power of Attorney

..   By  the  execution of this Agreement, each  Participant  does irrevocably constitute and appoint CWEI, with full power of substitution, as true and lawful attorney-in-fact and agent with full power and authority to act in such Participant's name, place and stead and to execute all documents which such attorney-in-fact deems necessary or reasonably appropriate in furtherance of this Agreement.

     8.14 Counterparts

..   This  Agreement may be executed in any number of counterparts
(including by facsimile transmission) with the same effect as  if
all   signing   parties  had  signed  the  same  document.    All
counterparts shall be construed together and constitute the same instrument.

     8.15 No Employment Contract

          . Nothing contained in this Agreement shall be construed as conferring upon any Participant who is or may become an employee of CWEI or any Affiliate of CWEI any right to continue in the employment of CWEI or any Affiliate of CWEI for any period of time or interfere with or restrict in any way the rights of CWEI or any Affiliate of CWEI or such Participant to terminate the employment of such Participant at any time for any reason (or without any reason) whatsoever, with or without cause. For the avoidance of doubt, any termination of a Participant's employment with CWEI shall not affect any of such Participant's rights pursuant to this Agreement.

     8.16 Designation of Wells

          . Each of the Parties hereby agrees that all Wells that are located within the Area of Interest that are commenced after the date hereof and prior to the Cut-Off Date shall be subject to this Agreement. For purposes of this Agreement, the "Cut-Off Date" shall be the date that CWEI identifies in a written notice delivered to each Participant indicating that no Wells within the Area of Interest commenced after the Cut-Off Date will be made subject to this Agreement. Additionally, each Participant acknowledges that certain circumstances may make it appropriate for CWEI to deliver such a written notice to the Participants and to enter into agreements similar to this Agreement with other parties (which may or may not include certain of the Participants) that relate to Wells that are located in the Area of Interest but are not subject to this Agreement.

     8.17 Acknowledgement of 409A Issues. Notwithstanding anything herein to the contrary, each Participant (i) acknowledges that this Agreement and the underlying transactions, as currently structured, may be considered to be a deferral of compensation under section 409A of the Internal Revenue Code ("section 409A") and (ii) agrees that CWEI may, in its own discretion and upon its own initiative and without any action by or consent of the Participants, if existing or future guidance from the Internal Revenue Service or other interpretative authority indicates that such action is necessary or advisable, modify this Agreement
and/or   restructure  the  transactions  contemplated   by   this
Agreement in any manner CWEI determines is appropriate under the circumstances in an effort to avoid any adverse tax consequences for the Participants and/or CWEI that may otherwise be imposed by section 409A and the Treasury Regulations thereunder, and the Participants hereby consent to any such action that may be taken by CWEI and expressly ratify this Agreement as it may be so amended.

                    [Signature Pages Follow]

     IN   WITNESS   WHEREOF,  the  parties  have  executed   this
Participation Agreement as of the Effective Date.

                                   CWEI:

                                   CLAYTON WILLIAMS ENERGY, INC.


                                   By:  /s/ L. Paul Latham
                                        L. Paul Latham
                                        Executive Vice President


                            Exhibit A

                          Participants



    Participant                               Interests (%)
    Pat Reesby                                        20.00
    Kelly Beckham                                     16.83
    Kenneth Lipstreuer                                 5.00
    Phil Amy                                           6.00
    George Matthews                                    2.50
    Sam Sheets                                         2.50
    Martha Reesby                                      2.00
    Cheryl Strickland                                  1.17
    Barbara Wynn                                       1.00
    Terri Lengfeld                                     1.00
    Tom Vinyard                                        1.00
    Chris Hanson                                       2.50
    Ron Reutzel                                        0.59
    Paul Latham                                        4.00
    Mel Riggs                                          5.00
    Mark Tisdale                                       1.50
    Sam Lyssy                                          2.00
    Greg Wellborn                                      1.00
    Ron Gasser                                         4.00
    Clarence Wolfshohl                                 3.00
    John Kennedy                                       3.00
    Mike Pollard                                       3.00
    Robert Thomas                                      1.50
    Kim Jones                                          1.25
    Danny Alford                                       1.50
    Bob Langford                                       1.50
    Janet Hamilton                                     1.00
    Kathy Schwope                                      0.45
    Mark Smith                                         0.25
    Dennis Polson                                      1.50
    Donnie Pruitt                                      1.32
    Denise Kelly                                       0.89
    Betsy Luna                                         0.25
                                        Total        100.00



                            EXHIBIT B

                        AREA OF INTEREST

The Area of Interest shall be the prospects located in the Louisiana Parishes of Caddo, Bossier, Webster, Claiborne, Lincoln, Union and Quachita, in which the Hosston/Cotton Valley/Gray Sand Trend is the primary objective.

          CWEI NORTH LOUISIANA HOSSTON/COTTON VALLEY II

                            EXHIBIT C



                              Wells



         Well Name                       County, State



 [Such other wells as may be
   added from time to time]




                           EXHIBIT D

    Allocations of Profits and Losses and Other Tax Matters



                            ARTICLE I

                         TAX DEFINITIONS



     Section 1.01 Definitions. All capitalized terms used herein shall have the meanings assigned to them in the
Participation Agreement relating to CWEI NORTH LOUISIANA HOSSTON/COTTON VALLEY II, dated October 2, 2006 (the "Agreement"), or as follows:

       "Adjusted Capital Account" means the Capital Account maintained for each Party, (a) increased by any amounts that such Party is obligated to restore or is treated as obligated to restore under Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5)), and (b) decreased by any amounts described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and
(6) with respect to such Party.

      "Minimum Gain" has the meaning assigned to that term in Regulation Section 1.704-2(d).

     "Partnership Nonrecourse Liability" has the meaning assigned to that term in Regulation Section 1.752-1(a)(2).

      "Partner Nonrecourse Debt" has the meaning assigned to that term in Regulation Section 1.704-2(b)(4).

     "Partner Nonrecourse Deductions" has the meaning assigned to that term in Regulation Section 1.704-2(i)(1).

     "Simulated  Basis"  has the meaning  set  forth  in  Section
5.01(b) of this Exhibit.

     "Simulated  Depletion" has the meaning set forth in  Section
5.01(b) of this Exhibit.

     "Simulated  Gain"  has  the meaning  set  forth  in  Section
5.01(b) of this Exhibit.

     "Simulated  Loss"  has  the meaning  set  forth  in  Section
5.01(b) of this Exhibit.

                           ARTICLE II.

   REFLECTION OF ACTIVITIES FOR FEDERAL AND STATE TAX PURPOSES

     Section  2.01   Entity Level Reflection of Activities.   For
federal  and  state tax purposes, but for no other  purpose,  all transactions effected by the Parties with respect to the Designated Property pursuant to the Agreement shall be deemed to have been effected through the Tax Partnership, rather than by the Parties individually, as set out in this Article II.

     Section  2.02    Receipts, Profits, Income and  Gains.   For
purposes  of  applying  the provisions of  this  Exhibit  D,  all receipts  by  any  Party  in respect of the  Designated  Property pursuant to the Agreement shall be deemed first to have been received by the Tax Partnership and then to have been distributed to such Party by the Tax Partnership in the manner specified in the Agreement. All such items shall be taken into account in computing the Tax Partnership's gross income and gain or loss, as appropriate, and shall be allocated among the Parties in accordance with Article III hereof.

     Section 2.03 Costs, Expenses, Deductions and Losses. For purposes of applying the provisions of this Exhibit D, all costs incurred or payments made by any Party in respect of the Designated Property pursuant to the Agreement shall be deemed first to have been received by the Tax Partnership as a contribution by the Party incurring the cost or making the payment pursuant to the terms of the Agreement and then to have been paid, incurred or distributed by the Tax Partnership to the payee or obligee of the cost or the recipient of the payment. All such items shall be taken into account in computing the Tax Partnership's basis, depreciation, depletion, gross income, deductible expenses, and/or gain or loss, as appropriate, and shall be allocated among the Parties in accordance with Article III hereof.

     Section 2.04 Contributions and Distributions. For purposes of applying the provisions of this Exhibit D, contributions to the Tax Partnership ("Capital Contributions") shall include all Acquisition Costs, Well Costs, and any other costs incurred or payments made in respect of the Designated Property pursuant to the Agreement. Similarly, for purposes of applying the provisions of this Exhibit D, distributions from the Tax Partnership shall include, in the case of any Party, all receipts by such Party in respect of the Designated Property pursuant to the Agreement.

     Section 2.05 Debt Financing. For purposes of applying the provisions of this Exhibit D, unless the Parties agree otherwise and this Exhibit D is amended to reflect such agreement, (a) all debt financing incurred by a Party shall be for the sole account of that Party and shall not be considered debt financing of the Tax Partnership, and (b) no Tax Partnership asset shall be acquired by assumption of, or taking subject to, any debt financing.

     Section  2.06   Record Title.       For purposes of applying
the provisions of this Exhibit D, (a) all legal title to Designated Property held by any Party shall be deemed to be held by such Party strictly as nominee for the Tax Partnership, (b) all assignments made among the Parties with respect to Designated Property prior to termination of the Tax Partnership shall be disregarded, and (c) upon termination of the Tax Partnership each Party holding record title to any Designated Property shall make such assignments as are required to comply with the provisions of the Agreement.

                           ARTICLE III

                 ALLOCATIONS OF PROFIT AND LOSS

     Section 3.01 Allocations for Capital Account and Tax Purposes. Subject to Section 7.02 of the Agreement and except as otherwise provided herein, for purposes of any applicable federal, state or local income tax law, rule or regulation items of income, gain, deduction, loss, credit and amount realized shall be allocated to the Parties as follows:

      (a) Income from the sale of oil or gas production and any credits allowed by Section 29 of the Code relating thereto shall be allocated in the same manner as proceeds therefrom are allocated and credited pursuant to Section 5.02 of the Agreement.

      (b) Cost and percentage depletion deductions and the gain or loss on the sale or other disposition of property the production from which is subject to depletion (herein sometimes called "Depletable Property") as computed for tax purposes shall be taken into account separately by the Parties rather than the Tax Partnership and, except to the extent and in the manner provided in Section 5.01(b) of this Exhibit D, shall not affect any Party's Capital Account. For purposes of
Section 613A(c)(7)(D) of the Code, the Tax Partnership's adjusted basis in each Depletable Property shall be allocated to the Parties in proportion to each Party's respective share of the costs and expenses which entered into the Tax Partnership's adjusted basis for each Depletable Property, and the amount realized on the sale or other disposition of each Depletable Property shall be allocated to the Parties in proportion to each Party's respective share of the proceeds from the sale or other disposition of such property provided for in Section 5.02 of the Agreement. For purposes of allocating amounts realized upon any such sale or disposition which are deemed to be received for federal or state income tax purposes and are attributable to Tax Partnership indebtedness or indebtedness to which the Depletable Property is subject at the time of such sale or disposition, such amounts shall be allocated in the same manner as Partnership proceeds used for the repayment of such indebtedness would have been allocated under Section 5.02 of the Agreement.

      (c) Items of deduction, loss and credit not specifically provided for above (other than loss from the sale or other disposition of Designated Property), including depreciation, cost recovery and amortization deductions, shall be allocated to the Parties in the same manner that the costs and expenses of the Tax Partnership that gave rise to such items of deduction, loss and credit were allocated pursuant to Section 5.01 of the Agreement.

      (d) Gain from the sale or other disposition of Designated Property that is not specifically provided for above shall be allocated to the Parties in a manner which reflects each Party's allocable share of the revenue from the sale of the Designated Property provided for in Section 5.02 of the Agreement, and loss from the sale or other disposition of Designated Property that is not specifically provided for above shall be allocated to the Parties in a manner which reflects each Party's allocable share of the costs and expenses of the Designated Property provided for in Section 5.01 of the Agreement.

      (e) All recapture of income tax deductions resulting from the sale or other disposition of Designated Property shall be allocated to the Party to whom the deduction that gave rise to such recapture was allocated hereunder to the extent that such Party is allocated any gain from the sale or other disposition of such property.

      (f) Any other items of Tax Partnership income or gain not specifically provided for above shall be allocated in the same manner as the revenue that resulted in such income or gain is allocated and credited pursuant to Section 5.02 of the Agreement.

     (g)  Notwithstanding any of the foregoing provisions of this
Section 3.01 to the contrary:

          (i) If during any fiscal year of the Tax Partnership there is a net increase in Minimum Gain attributable to a Partner Nonrecourse Debt that gives rise to Partner Nonrecourse Deductions, each Party bearing the economic risk of loss for such Partner Nonrecourse Debt shall be allocated items of Partnership deductions and losses for such year (consisting first of cost recovery or depreciation deductions with respect to property that is subject to such Partner Nonrecourse Debt and then, if necessary, a pro rata portion of the Tax Partnership's other items of deductions and losses, with any remainder being treated as an increase in Minimum Gain attributable to Partner Nonrecourse Debt in the subsequent year) equal to such Party's share of Partner Nonrecourse Deductions, as determined in accordance with applicable Regulations.

          (ii) If for any fiscal year of the Tax Partnership there is a net decrease in Minimum Gain attributable to Partnership Nonrecourse Liabilities, each Party shall be allocated items of Tax Partnership income and gain for such year (consisting first of gain recognized, including Simulated Gain, from the disposition of Designated Property subject to one or more Partnership Nonrecourse Liabilities and then, if necessary, a pro rata portion of the Tax Partnership's other items of income and gain, and if necessary, for subsequent years) equal to such Party's share of such net decrease (except to the extent such Party's share of such net decrease is caused by a change in debt structure with such Party commencing to bear the economic risk of loss as to all or part of any Partnership Nonrecourse Liability or by such Party contributing capital to the Tax Partnership that the Tax Partnership uses to repay a Partnership Nonrecourse Liability), as determined in accordance with applicable Regulations.

          (iii) If for any fiscal year of the Tax Partnership there is a net decrease in Minimum Gain attributable to a Partner Nonrecourse Debt, each Party shall be allocated items of Tax Partnership income and gain for such year (consisting first of gain recognized, including Simulated Gain, from the disposition of Designated Property subject to Partner Nonrecourse Debt, and then, if necessary, a pro rata portion of the Tax Partnership's other items of income and gain, and if necessary, for subsequent years) equal to such Party's share of such net decrease (except to the extent such Party's share of such net decrease is caused by a change in debt structure or by the Tax Partnership's use of capital contributed by such Party to repay Partner Nonrecourse Debt) as determined in accordance with applicable Regulations.

      (h) CWEI shall use all reasonable efforts to prevent any allocation or distribution from causing a negative balance in a Party's Adjusted Capital Account. Consistent therewith, and notwithstanding any of the foregoing provisions of this
Section 3.01 of this Exhibit D to the contrary, if for any fiscal year of the Tax Partnership the allocation of any loss or deduction (net of any income or gain) to any Party would cause or increase a negative balance in such Party's Adjusted Capital Account as of the end of such fiscal year (the "Deficit Party") after taking into account the provisions of Section 3.01(g) of this Exhibit D, only the amount of such loss or deduction that reduces the balance to zero shall be allocated to such Deficit Party and the remaining loss or deduction shall be allocated to the Parties whose Adjusted Capital Accounts have a positive balance remaining at such time (each, a "Positive Party"). After any such allocation, any Tax Partnership income or gain (including Simulated Gain) that would otherwise be allocated to the Deficit Party shall be allocated instead to the Positive Parties up to an amount equal to the Tax Partnership loss or deduction allocated to each Positive Party under the preceding sentence; provided, however, that no allocation of income or gain realized shall be made under this sentence if the effect of such allocation would be to cause the Adjusted Capital Account of the Deficit Party to be less than zero. If, after taking into
account   the   allocation  in  the  first   sentence   of   this
Section 3.01(h), the Adjusted Capital Account balance of the Deficit Party remains less than zero at the end of a fiscal year, a pro rata portion of each item of Tax Partnership income or gain (including Simulated Gain) otherwise allocable to the Positive Parties for such fiscal year (or if there is no such income or gain allocable to the Positive Parties for such fiscal year, all such income or gain (including Simulated Gain) so allocable in the succeeding fiscal year or years) shall be allocated to the Deficit Party in an amount necessary to cause its Adjusted
Capital Account balance to equal zero; provided, that no allocation under this sentence shall have the effect of causing the Positive Party's Adjusted Capital Account to be less than zero. After any such allocation, any Tax Partnership gain (including Simulated Gain) resulting from the sale or other disposition of Designated Property that would otherwise be allocated to the Deficit Party for any fiscal year under this
Section 3.01 shall be allocated instead to the Positive Parties until the amount of gain so allocated equals the amount of gain (including Simulated Gain) previously allocated to such Deficit Party under the preceding sentence of this Section 3.01(h); provided, however, that no allocation of gain (including Simulated Gain) shall be made under this sentence if the effect of such allocation would be to cause the Adjusted Capital Account of a Deficit Party to be less than zero.

                           ARTICLE IV

                        OTHER TAX MATTERS

     Section 4.01   Tax Elections.

     (a) For tax purposes, the Tax Partnership shall elect to use the calendar as its taxable year, and to report income and loss under the accrual method of accounting.

     (b) In connection with any Transfer or other assignment of an interest in the Tax Partnership permitted by the terms and provisions of this Agreement, CWEI shall, at the written request of the transferor, transferee or other successor, cause the Tax Partnership to make an election to adjust the basis of the Tax Partnership's property in the manner provided in sections 734(b) and 743(b) of the Code (or any like statute or regulation then in effect), and such transferor, transferee or other successor shall pay all costs incurred by the Tax Partnership in connection therewith, including, without limitation, reasonable attorneys' and accountants' fees.

     (c) Unless approved by the Participants, the Tax Partnership shall not file any election pursuant to sections 761 or 7701 of the Code, section 301.7701-3 of the Regulations or otherwise, the effect of which would cause the Tax Partnership not to be treated as a partnership for Federal income tax purposes.

     (d) Except as otherwise specifically provided herein, CWEI shall have the sole and absolute discretion to make any other available election under the Code on behalf of the Tax Partnership without the prior approval by the Participants.

     Section   4.02    Tax  Matters  Partner.   CWEI  is   hereby
designated the "tax matters partner" of the Tax Partnership pursuant to Section 6231(a)(7) of the Code.

                            ARTICLE V

                   CAPITAL ACCOUNT MAINTENANCE

     Section   5.01     Maintenance  of  Capital  Accounts.    An
individual  Capital  Account  (a  "Capital  Account")  shall   be
maintained by the Tax Partnership for each Party as provided below:

     (a) The Capital Account of each Party shall, except as otherwise provided herein, be (A) credited by such Party's Capital Contributions when made (net of liabilities secured by contributed property that the Tax Partnership is considered to assume or take subject to under Section 752 of the Code), (B) credited with the amount of any item of taxable income or gain and the amount of any item of income or gain exempt from tax allocated to such Party, (C) credited with the Party's share of Simulated Gain as provided in Section 5.01(b) of this Exhibit D,
(D) debited by the amount of any item of tax deduction or loss allocated to such Party, (E) debited with the Party's share of Simulated Loss and Simulated Depletion as provided in
Section 5.01(b) of this Exhibit D, (F) debited by such Party's allocable share of expenditures of the Tax Partnership not deductible in computing the Tax Partnership's taxable income and not properly chargeable as capital expenditures, including any non-deductible book amortizations of capitalized costs, and (G) debited by the amount of cash or the fair market value of any property distributed to such Party (net of liabilities secured by such distributed property that such Party is considered to assume or take subject to under Section 752 of the Code). Immediately prior to any distribution of assets by the Tax Partnership that is not pursuant to a liquidation of the Tax Partnership or all or any portion of a Party's interest therein, the Parties' Capital Accounts shall be adjusted by (X) assuming that the distributed assets were sold by the Tax Partnership for cash at their respective fair market values as of the date of distribution by the Tax Partnership and (Y) crediting or debiting each Party's Capital Account with its respective share of the hypothetical gains or losses, including Simulated Gains and Simulated Losses, resulting from such assumed sales in the same manner as each such Capital Account would be debited or credited for gains or losses on actual sales of such assets.

       (b) The allocation of basis prescribed by Section 613A(c)(7)(D) of the Code and provided for in Section 3.01(b) of this Exhibit D and each Party's separately computed depletion deductions shall not reduce such Party's Capital Account, but such Party's Capital Account shall be decreased by an amount equal to the product of the depletion deductions that would otherwise be allocable to the Tax Partnership in the absence of
Section 613A(c)(7)(D) of the Code (computed without regard to any limitations which theoretically could apply to any Party) times such Party's percentage share of the adjusted basis of the property (determined under Section 3.01(b) of this Exhibit D) with respect to which such depletion is claimed ("Simulated Depletion"). The Tax Partnership's basis in any Depletable Property as adjusted from time to time for the Simulated
Depletion allocable to all Parties (and where the context requires, each Party's allocable share thereof, which share shall be determined in the same manner as the allocation of basis prescribed in Section 3.01(b) of this Exhibit D) is herein called "Simulated Basis." No Party's Capital Account shall be decreased, however, by Simulated Depletion deductions attributable to any Depletable Property to the extent such deductions exceed such Party's allocable share of the Tax Partnership's remaining Simulated Basis in such property. The Tax Partnership shall compute simulated gain ("Simulated Gain") or simulated loss ("Simulated Loss") attributable to the sale or other disposition of a Depletable Property based on the difference between the amount realized from such sale or other disposition and the Simulated Basis of such property, as theretofore adjusted. Any Simulated Gain shall be allocated to the Parties and shall increase their respective Capital Accounts in the same manner as the amount realized from such sale or other disposition in excess of Simulated Basis shall have been allocated pursuant to Section 3.01(b) of this Exhibit D. Any Simulated Loss shall be allocated to the Parties and shall reduce their respective Capital Accounts in the same percentages as the costs of the property sold were allocated up to an amount equal to each Party's share of the Tax Partnership's Simulated Basis in such property at the time of such sale.

      (c) Any adjustments of basis of Designated Property provided for under Sections 734 and 743 of the Internal Revenue Code and comparable provisions of state law (resulting from an election under Section 754 of the Code or comparable provisions of state law) and any election by an individual Party under
Section 59(e)(4) of the Code to amortize such Party's share of intangible drilling and development costs shall not affect the Capital Accounts of the Parties (unless otherwise required by applicable Treasury Regulations), and the Parties' Capital Accounts shall be debited or credited pursuant to the terms of this Section 5.01 as if no such election had been made.

      (d) Capital Accounts shall be adjusted, in a manner consistent with this Section 5.01, to reflect any adjustments in items of Tax Partnership income, gain, loss or deduction that result from amended returns filed by the Tax Partnership or pursuant to an agreement by the Tax Partnership with the Internal Revenue Service or a final court decision.

     (e) In the case of property carried on the books of the Tax Partnership at an amount which differs from its adjusted basis, the Parties' Capital Accounts shall be debited or credited for items of depreciation, cost recovery, Simulated Depletion, amortization and gain or loss (including Simulated Gain or Simulated Loss) with respect to such property computed in the same manner as such items would be computed if the adjusted tax basis of such property were equal to such book value, in lieu of the capital account adjustments provided above for such items, all in accordance with Regulation Section 1.704-1(b)(2)(iv)(g).

      (f) It is the intention of the Parties that the Capital Accounts of each Party be kept in the manner required under Regulation Section 1.704-1(b)(2)(iv). To the extent any additional adjustment to the Capital Accounts is required by such regulations, CWEI is hereby authorized to make such adjustment after notice to the Party.

                       [End of Exhibit D]